United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 30, 2020

Date of Report (Date of earliest event reported)

Trident Acquisitions Corp.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38508	81-1996183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Water Street, Fl 8 New York, NY	10005
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (646) 229-7549

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Units, each consisting of one share of common stock and one Warrant to acquire one share of common stock	TDACU	NASDAQ Capital Market
Common stock, $0.001 par value per share	TDAC	NASDAQ Capital Market
Warrants	TDACW	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement

Subsequent to the approval by its stockholders of the Amendment to the Investment Management Trust Agreement dated May 29, 2018, as amended, between it and Continental Stock Transfer & Trust Company (“CST”) at the Annual Meeting (as defined below in Item 5.07) (the “Trust Amendment”), on December 1, 2020, Trident Acquisitions Corp. (“Trident” or the “Company”) entered into the Trust Amendment with CST. The Trust Amendment extends the time by which Trident has to consummate a business combination for an additional three months, with an option to further extend for an additional three months upon the approval of Trident’s board of directors (the termination date as so extended, the “Extended Termination Date”).

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Subsequent to the approval by its stockholders of the Amendment to Trident’s Amended and Restated Certificate of Incorporation (as defined below in Item 5.07) (the “Charter Amendment”), on December 1, 2020, Trident filed the Charter Amendment with the Delaware Secretary of State. The Charter Amendment extends the time by which Trident has to consummate a business combination to the Extended Termination Date.

Item 5.07. Submissions of Matters to a Vote of Security Holders.

Trident held its Annual Meeting of Stockholders (the “Annual Meeting”) on November 30, 2020 at 10:00 a.m. EST. Due to the COVID-19 pandemic, the Annual Meeting was held via teleconference. Summarized below are the results of the matters voted on at the Annual Meeting.

Matters Voted On	For	Withheld
Proposal to elect two (2) Class II directors to serve until the 2023 Annual Meeting of Stockholders of the Company and until his or her successor has been duly elected and qualified or until his or her earlier resignation, removal or death: Marat Rosenberg (Class II)	10,582,389	0
Gennadii Butkevych (Class II)	9,482,389	1,100,000

Matters Voted On	For	Against	Abstain
Proposal to amend the Company’s amended and restated certificate of incorporation to extend the date by which the Company has to complete a business combination for an additional three months, with an ability to further extend for an additional three months if approved by the Company’s board of directors.	10,582,379	10	0

Proposal to amend the Company’s investment management trust agreement, dated as of May 29, 2018, by and between the Company and Continental Stock Transfer & Trust Company, as amended, to extend the date on which to commence liquidating the trust account established in connection with the Company’s initial public offering in the event the Company has not consummated a business combination by the Extended Termination Date.	4,527,989	0	0

Proposal to ratify the appointment of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020.	10,582,379	0	10

Each of the proposals described above was approved by the Company’s stockholders. None of the Company’s stockholders elected to redeem their shares in connection with the Annual Meeting.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits:

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Certificate of Incorporation of Trident Acquisitions Corp., dated December 1, 2020

10.1	Amendment to the Investment Management Trust Agreement between Trident Acquisitions Corp. and Continental Stock Transfer & Trust Company, dated December 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2020

TRIDENT ACQUISITIONS CORP.

By:	/s/ Vadim Komissarov
Name:	Vadim Komissarov
Title:	Chief Executive Officer

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